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                                                                    EXHIBIT 8.1

LATHAM & WATKINS LLP

                                        53rd at Third
                                        885 Third Avenue
                                        New York, New York  10022-4834
                                        Tel: (212) 906-1200  Fax: (212) 751-4864
                                        www.lw.com

                                        FIRM/AFFILIATE OFFICES
                                        Boston          New Jersey
                                        Brussels        New York
                                        Chicago         Northern Virginia
                                        Frankfurt       Orange County
                                        Hamburg         Paris
[______], 2005                          Hong Kong       San Diego
                                        London          San Francisco
                                        Los Angeles     Silicon Valley
                                        Milan           Singapore
                                        Moscow          Tokyo
                                                        Washington, D.C.

China Techfaith Wireless Communication Technology
Limited
3/F M8 West No. 1 Jiu Xian Qiao East Road
Chao Yang District
Beijing 100016, People's Republic of China

      Re: [_______] American Depositary Shares (the "ADSs"), representing [_______] Ordinary Shares of China Techfaith Wireless Communication Technology Limited (the "Company")

Ladies and Gentlemen:

            In connection with the public offering on the date hereof of [________] American Depositary Shares ("ADSs"), each representing [__] ordinary shares, par value $0.01 per share ("Ordinary Shares"), of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on [________], 2005, as amended to date (the "F-1 Registration Statement"), you have requested our opinion concerning the statements in the F-1 Registration Statement under the caption "Taxation -- United States Federal Income Taxation."

            The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement.

            In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

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[______], 2005
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LATHAM & WATKINS LLP

            We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

            Based on such facts and subject to the limitations set forth in the F-1 Registration Statement, the statements of law or legal conclusions in the F-1 Registration Statement under the caption "Taxation -- United States Federal Income Taxation" constitute the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of an investment in the ADSs or Ordinary Shares.

            No opinion is expressed as to any matter not discussed herein.

            This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the F-1 Registration Statement may affect the conclusions stated herein.

            This opinion is furnished to you, and is for your use in connection with the transactions set forth in the F-1 Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

            We hereby consent to the filing of this opinion as an exhibit to the F-1 Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the F-1 Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                                          Very  truly yours,